Exhibit 99.1
ADC Therapeutics Reports First Quarter 2026 Financial Results and Provides Operational Updates

LOTIS-5 Phase 3 topline data expected in second quarter 2026, with full data for LOTIS-5 and LOTIS-7 anticipated by year end

First quarter 2026 net product revenue of $20.0 million

Cash and cash equivalents of $231.0 million as of March 31, 2026, with an expected cash runway at least into 2028

Company to host conference call today at 8:30 a.m. EDT

LAUSANNE, Switzerland, May 4, 2026 -- ADC Therapeutics SA (NYSE: ADCT), a commercial-stage global leader and pioneer in the field of antibody drug conjugates (ADCs), today reported financial results for the first quarter ended March 31, 2026, and provided recent operational updates.

“During the first quarter, we continued to build momentum across our ZYNLONTA program,” said Ameet Mallik, Chief Executive Officer of ADC Therapeutics. “Looking ahead, we have multiple near-term catalysts, including topline results from LOTIS-5 anticipated in the second quarter, full results expected from both LOTIS-5 and LOTIS-7 by year-end, as well as additional updates from the investigator-initiated studies in indolent lymphomas ahead. We believe that we are well-positioned to expand ZYNLONTA’s role across B-cell malignancies, accelerating our expected growth trajectory starting in 2027.”

First Quarter 2026 Operational Updates and Upcoming Milestones

LOTIS-5 topline results anticipated in 2Q 2026. The Company continues to expect to announce topline results from the LOTIS-5 Phase 3 confirmatory trial of ZYNLONTA® (loncastuximab tesirine-lpyl) in combination with rituximab in the second quarter of 2026, with full results anticipated by year-end. If positive, the Company intends to submit a supplemental Biologics License Application (sBLA) to the U.S. Food and Drug Administration (FDA) before year-end, with potential compendia inclusion in the first half of 2027 and confirmatory approval in 2L+ diffuse large B-cell lymphoma (DLBCL) thereafter.

LOTIS-7 trial ongoing with data anticipated by year-end. The LOTIS-7 Phase 1b trial evaluating ZYNLONTA® in combination with the bispecific antibody glofitamab (COLUMVI®) in patients with relapsed or refractory (r/r) DLBCL is ongoing, with expected completion of enrollment at the selected 150 µg/kg dose in the first half of 2026. The Company plans to share full data at a medical meeting and through publication by the end of 2026. The Company also intends to evaluate potential regulatory and compendia pathways.

Investigator-Initiated trials (IITs) evaluating ZYNLONTA in additional B-cell malignancies progressing. The University of Miami Sylvester Comprehensive Cancer Center-led multi-center trials of ZYNLONTA in combination with rituximab to treat r/r follicular lymphoma (FL) and ZYNLONTA as a monotherapy to treat marginal zone lymphoma (MZL) are ongoing. The Company anticipates publication of data from both IITs between the end of 2026 and mid-2027. Assuming positive data, the Company intends to assess potential regulatory and compendia pathways.

First Quarter 2026 Financial Results

Product Revenues: Net product revenues were $20.0 million for the first quarter of 2026, as compared to $17.4 million for the first quarter of 2025. The increase in revenue versus the prior year was primarily driven by volume increase, which reflects the normal variability in customer ordering patterns as well as higher price.

License Revenues and Royalties: License revenue and royalties were $0.8 million for the first quarter of 2026, as compared to $5.6 million for the first quarter of 2025. The decrease was primarily driven by a prior year milestone received from our partner.

Cost of Product Sales: Cost of product sales was $3.6 million for the first quarter of 2026, as compared to $2.1 million for the first quarter of 2025. The increase in cost of product sales was primarily attributable to a $1.2 million increase in certain personnel costs, which includes a change in focus of these personnel from research and development clinical supply activities to commercial manufacturing activities.

Research and Development (R&D) Expense: R&D expense was $19.9 million for the first quarter of 2026, as compared to $28.9 million for the first quarter of 2025. The decrease was primarily driven by a $6.1 million decrease in external costs as a result of discontinued programs and completion of the IND-enabling activities for our PSMA-targeting ADC. The decrease was also driven by a shift of certain personnel costs totaling $2.1 million to cost of product sales ($1.2 million), inventory capitalization ($0.6 million), and selling and marketing expense ($0.3 million), reflecting a change in focus of these personnel from research and development activities toward commercial manufacturing and fulfillment activities.

Selling and Marketing (S&M) Expense: S&M expense was $12.7 million for the first quarter of 2026, as compared to $10.6 million for the first quarter of 2025. The increase was primarily due to higher wages and benefits, and marketing and advertising expenses.

General & Administrative (G&A) Expense: G&A expense was $9.9 million for the first quarter of 2026, as compared to $10.0 million for the first quarter of 2025.

Total Operating Expenses and Adjusted Total Operating Expenses: Total operating expenses were $46.1 million for the first quarter of 2026, as compared to $51.5 million for the first quarter of 2025. On a non-GAAP basis, total adjusted operating expenses were $42.9 million for the first quarter of 2026, as compared to $49.1 million for the first quarter of 2025. The reduction in total adjusted operating expenses was primarily driven by lower R&D expenses.

Net Loss and Adjusted Net Loss: Net loss for the first quarter of 2026 was $33.0 million, or a net loss of $0.21 per basic and diluted share, as compared to a net loss of $38.6 million, or a net loss of $0.36 per basic and diluted share, for the first quarter of 2025. Adjusted net loss, which is a non-GAAP financial measure, was $19.7 million, or an adjusted net loss of $0.13 per basic and diluted share, for the first quarter of 2026, as compared to adjusted net loss of $24.0 million, or $0.22 per basic and diluted share, for the first quarter of 2025. The lower net loss and adjusted net loss were primarily due to lower operating expenses and on a per basic and diluted share basis, by a higher number of weighted average shares outstanding.

Cash and Cash Equivalents: As of March 31, 2026, cash and cash equivalents were $231.0 million, compared to $261.3 million as of December 31, 2025, a change primarily driven by cash used in operations and for annual bonus payments. The Company has an expected cash runway at least into 2028.

Conference Call Details

ADC Therapeutics management will host a conference call and live audio webcast to discuss first quarter 2026 financial results and provide a company update today at 8:30 a.m. EDT. To access the conference call, please register here. Registrants will receive the dial-in number and unique PIN. It is recommended that you join 10 minutes before the event, though you may pre-register at any time. A live webcast of the call will be available under "Events & Presentations" in the Investors section of the ADC Therapeutics website at ir.adctherapeutics.com. The archived webcast will be available for 30 days following the call.

About ADC Therapeutics

ADC Therapeutics (NYSE: ADCT) is a commercial-stage global leader and pioneer in the field of antibody drug conjugates (ADCs), transforming treatment for patients through our focused portfolio with ZYNLONTA (loncastuximab tesirine-lpyl).

ADC Therapeutics' CD19-directed ADC ZYNLONTA received accelerated approval by the FDA and conditional approval from the European Commission for the treatment of relapsed or refractory diffuse large B-cell lymphoma after two or more lines of systemic therapy. ZYNLONTA is also in development in combination with other agents and in earlier lines of therapy.

Headquartered in Lausanne (Biopôle), Switzerland, with operations in New Jersey, ADC Therapeutics is focused on driving innovation in ADC development with specialized capabilities from clinical to manufacturing and commercialization. Learn more at https://adctherapeutics.com/ and follow us on LinkedIn.

Use of Non-GAAP Financial Measures

In addition to financial information prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this document also contains certain non-GAAP financial measures based on management’s view of performance including:

•Adjusted total operating expenses
•Adjusted net loss
•Adjusted net loss per share

Management uses such measures internally when monitoring and evaluating our operational performance, generating future operating plans and making strategic decisions regarding the allocation of capital. We believe that these adjusted financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and facilitate operating performance comparability across both past and future reporting periods. These non-GAAP measures have limitations as financial measures and should be considered in addition to, and not in isolation or as a substitute for, the information prepared in accordance with GAAP. When preparing these supplemental non-GAAP measures, management typically excludes certain GAAP items that management does not believe are indicative of our ongoing operating performance. Furthermore, management does not consider these GAAP items to be normal, recurring cash operating expenses; however, these items may not meet the GAAP definition of unusual or non-recurring items. Since non-GAAP financial measures do not have standardized definitions and meanings, they may differ from the non-GAAP financial measures used by other companies, which reduces their usefulness as comparative financial measures. Because of these limitations, you should consider these adjusted financial measures alongside other GAAP financial measures.

The following items are excluded from adjusted total operating expenses:

Shared-Based Compensation Expense: We exclude share-based compensation expense from our adjusted financial measures because share-based compensation expense, which is non-cash, fluctuates from period to period based on factors that are not within our control, such as our stock price on the dates share-based grants are issued. Share-based compensation expense has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy.

Restructuring, Impairment and Other Related Costs: We exclude from our adjusted financial measures costs associated with our execution of certain strategies and initiatives to streamline operations, achieve targeted cost reductions or reprioritize research and development activities. These costs may include employee severance, contract termination costs, facility closing and exit costs, asset impairment charges (which are non-cash) and other costs that we believe do not represent the performance of our business or have a direct correlation to our ongoing or future business operations.

The following items are excluded from adjusted net loss and adjusted net loss per share:

Shared-Based Compensation Expense: We exclude share-based compensation expense from our adjusted financial measures because share-based compensation expense, which is non-cash, fluctuates from period to period based on factors that are not within our control, such as our stock price on the dates share-based grants are issued. Share-based compensation expense has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy.

Certain Other Items: We exclude certain other significant items that we believe do not represent the performance of our business, from our adjusted financial measures. Such items are evaluated by management on an individual basis based on both quantitative and qualitative aspects of their nature. While not all-inclusive, examples of certain other significant items excluded from our adjusted financial measures would be: restructuring, impairment and other related costs, changes in the fair value of warrant obligations and the effective interest expense associated with the senior secured term loan facility and the effective interest expense and cumulative catch-up adjustments associated with the deferred royalty obligation under the royalty purchase agreement with HealthCare Royalty Partners.

See the attached Reconciliation of GAAP Measures to Non-GAAP Measures for explanations of the amounts excluded and included to arrive at the non-GAAP financial measures.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify forward-looking statements by terminology such as "may", "will", "should", "would", "expect", "intend", "plan", "anticipate", "believe", "estimate", "predict", "potential", "seem", "seek", "future", "continue", or "appear" or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to: the timing of the topline data release for LOTIS-5 and the results of the trial, the timing for the sBLA submission, acceptance and outcome of review of the sBLA submission, and full FDA approval; the Company's ability to grow ZYNLONTA® revenue in the United States and potential peak revenue; whether future

LOTIS-7 clinical trial results will be consistent with or different from the LOTIS-7 data presented by the Company on December 3, 2025, the timing, publication and outcome of the full LOTIS-7 trial, compendia inclusion and regulatory strategy and the commercial opportunity; expected cash runway at least into 2028 which assumes use of minimum liquidity amount required to be maintained under its loan agreement covenants; the ability of our partners to commercialize ZYNLONTA® in foreign markets, the timing and amount of future revenue and payments to us from such partnerships and their ability to obtain regulatory approval for ZYNLONTA® in foreign jurisdictions; the timing and results of the Company's clinical trials; the timing, publication and results of investigator-initiated trials including those studying FL and MZL and the potential regulatory and/or compendia strategy and the future opportunity; the timing and outcome of regulatory submissions for the Company's products or product candidates; actions by the FDA or foreign regulatory authorities; projected revenue and expenses; the Company's indebtedness, including HealthCare Royalty Management and Blue Owl and Oaktree facilities, and the restrictions imposed on the Company's activities by such indebtedness, the ability to comply with the terms of the various agreements and repay such indebtedness, the impact on our future revenue streams, and the significant cash required to service such indebtedness; the Company's ability to obtain financial and other resources for its research, development, clinical, and commercial activities; and the uncertainties of international trade policies, including tariffs, sanctions, trade barriers and most favored nation drug pricing and the potential impact they may have on our business, financial condition, and results of operations. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K and in the Company's other periodic and current reports and filings with the U.S. Securities and Exchange Commission. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document.

ADC Therapeutics SA
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except for share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenue
Product revenues, net	$20,033	$17,404
License revenues and royalties	818	5,629
Total revenue, net	20,851	23,033
Operating expense
Cost of product sales	(3,615)	(2,061)
Research and development	(19,877)	(28,928)
Selling and marketing	(12,708)	(10,553)
General and administrative	(9,896)	(9,955)
Total operating expense	(46,096)	(51,497)
Loss from operations	(25,245)	(28,464)

Other income (expense)
Interest income	1,994	2,054
Interest expense	(12,349)	(12,230)
Other, net	2,632	203
Total other expense, net	(7,723)	(9,973)
Loss before income taxes	(32,968)	(38,437)
Income tax expense	—	(165)
Net loss	$(32,968)	$(38,602)

Net loss per share
Net loss per share, basic and diluted	$(0.21)	$(0.36)
Weighted average shares outstanding, basic and diluted	154,142,347	107,202,374

ADC Therapeutics SA
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	March 31, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$231,008	$261,338
Accounts receivable, net	31,045	29,117
Inventory	4,776	4,184
Prepaid expenses	5,674	5,612
Other current assets	4,265	6,084
Total current assets	276,768	306,335
Non-current assets
Inventory, long-term	12,282	14,301
Operating lease right-of-use assets	1,200	1,297
Other long-term assets	1,246	1,217
Total assets	$291,496	$323,150

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable	$5,295	$9,175
Accrued expenses and other current liabilities	57,698	57,988
Senior secured term loans, current portion	4,635	3,000
Total current liabilities	67,628	70,163

Deferred royalty obligation, long-term	304,687	322,525
Senior secured term loans, long-term	111,042	112,452
Warrant obligations	18,527	—
Operating lease liabilities, long-term	991	1,034
Other long-term liabilities	4,998	2,810
Total liabilities	507,873	508,984

Total shareholders’ (deficit) equity	(216,377)	(185,834)

Total liabilities and shareholders’ (deficit) equity	$291,496	$323,150

ADC Therapeutics SA
Reconciliation of GAAP Measures to Non-GAAP Measures (Unaudited)
(in thousands, except for share and per share data)

	Three Months Ended March 31,
(in thousands)	2026	2025	Change	% Change
Total operating expense	$(46,096)	$(51,497)	$5,401	(10)%
Adjustments:
Share-based compensation expense (i)	3,209	2,421	788	33%
Adjusted total operating expenses	$(42,887)	$(49,076)	$6,189	(13)%

	Three Months Ended March 31,
in thousands (except for share and per share data)	2026	2025
Net loss	$(32,968)	$(38,602)
Adjustments:
Share-based compensation expense (i)	3,209	2,421
HCR warrants obligation, change in fair value income (ii)	(2,227)	—
Effective interest expense on senior secured term loan facility (iii)	3,622	3,785
Deferred royalty obligation interest expense (iv)	8,727	8,445
Deferred royalty obligation cumulative catch-up adjustment income (iv)	(72)	(12)
Adjusted net loss	$(19,709)	$(23,963)
Net loss per share, basic and diluted	$(0.21)	$(0.36)
Adjustment to net loss per share, basic and diluted	0.08	0.14
Adjusted net loss per share, basic and diluted	$(0.13)	$(0.22)
Weighted average shares outstanding, basic and diluted	154,142,347	107,202,374

(i)Share-based compensation expense represents the cost of equity awards issued to our directors, management and employees. The fair value of awards is computed at the time the award is granted and is recognized over the requisite service period less actual forfeitures by a charge to the statement of operations and a corresponding increase in additional paid-in capital within equity. These accounting entries have no cash impact.

(ii)Change in the fair value of the HCR warrants obligation results from the valuation at the end of each accounting period. There are several inputs to these valuations, but those most likely to result in significant changes to the valuations are changes in the value of the underlying instrument (i.e., changes in the price of our common shares) and changes in expected volatility in that price. These accounting entries have no cash impact.
(iii)Effective interest expense on senior secured term loans relates to the increase in the value of our loans in accordance with the amortized cost method.
(iv)Deferred royalty obligation interest expense relates to the accretion expense on our deferred royalty obligation pursuant to the royalty purchase agreement with HCR and cumulative catch-up adjustments related to changes in the expected payments to HCR based on a periodic assessment of our underlying revenue projections.

CONTACT:

Investors and Media
Nicole Riley
ADC Therapeutics
Nicole.Riley@adctherapeutics.com
+1 862-926-9040